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                                                                    Exhibit 23.2


                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

     We consent to the reference to our firm as experts under the caption "Independent Auditors" in the Post Effective Amendment No. 1 to the Registration Statement (on Form S-3 (No. 333-46581)) and related Prospectus of F.N.B. Corporation for the registration of 200,000 shares of its common stock and to the incorporation by reference therein of our report dated October 28, 1998 with respect to the consolidated financial statements of F.N.B. Corporation included in its Current Report on Form 8-K dated October 29, 1998 filed with the Securities and Exchange Commission.

                                             /s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
February 8, 1999